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                                                                     EXHIBIT 5.0



                                 February 27, 1998


Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA  95134-1706


               Re: Cisco Systems, Inc. Registration Statement for Offering of 486,504 shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 486,504 shares of the common stock ("Common Stock") of Cisco Systems, Inc. (the "Company") issuable under the LightSpeed International, Inc. 1996 Stock Option Plan (the "Plan") as assumed by the Company. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Brobeck, Phleger & Harrison LLP

                                    BROBECK, PHLEGER & HARRISON LLP